Exhibit 21


                          ARCHER SYSTEMS LIMITED, INC.
                            LISTING OF SUBSIDIARIES




SUBSIDIARY NAME                             STATE OF INCORPORATION
---------------                             ----------------------

ArcusNet Corporation                        Delaware



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